UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

Great Wolf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Junction Road, Suite 6000 South, Madison, Wisconsin	53717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (608) 662-4700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 30, 2012, Great Wolf Resorts, Inc. (the “Company”) announced that, pursuant to the Company’s previously announced solicitation of consents (the “Consent Solicitation”) by its wholly-owned subsidiaries,  GWR Operating Partnership, L.L.L.P. and Great Wolf Finance Corp. (together, the “Issuers”), to holders of the outstanding 10.875% First Mortgage Notes due 2017 (the “Notes”), the Issuers have received the requisite consents from holders of at least a majority of the aggregate principal amount of all outstanding Notes to waive the obligation to make a “Change of Control Offer” under the indenture relating to the Notes (the “Indenture”) with respect to, among other things, the previously announced transactions contemplated by the merger agreement dated as of March 12, 2012 and the amendments thereto (the “Proposed COC Amendment”).  The Consent Solicitation expired at 5:00 p.m., New York City time, on Friday, April 27, 2012 (the “Expiration Time”).

D.F. King & Co., Inc., which acted as the tabulation agent in the Consent Solicitation, advised the Company that it had received the consent of holders of a majority in principal amount of the outstanding Notes  (excluding Notes owned by the Company or any affiliate of the Company).   As a result of receiving the requisite consents, on April 30, 2012, the Issuers, the guarantors under the Indenture and U.S. Bank National Association, as trustee, executed a supplemental indenture (the “Supplemental Indenture”)  giving effect to the Proposed COC Amendment. Pursuant to the terms of the Supplemental Indenture, it is effective immediately upon execution, but the Proposed COC Amendment will not become operative until the Issuers pay to the holders who delivered valid and unrevoked consents to the Proposed COC Amendment on or prior to the Expiration Time the consent payment equal to $2.50 per $1,000 principal amount of Notes (the “COC Consent Fee”).  However, the Issuers’ obligation to pay the COC Consent Fee is conditioned upon the completion, on or prior to July 10, 2012, of the equity tender offer (the “Equity Tender Offer”), commenced March 13, 2012, pursuant to which an affiliate of Apollo Global Management  LLC offered to purchase all outstanding shares of Great Wolf common stock (the “Transaction Condition”).  The Issuers intend to pay the COC Consent Fee to D.F. King & Co., Inc., as agent for consenting holders of Notes, promptly following the consummation of the Equity Tender Offer.  The requirement to make the consent payment and the operativeness of the Supplemental Indenture remain subject to the Transaction Condition and the other conditions described in the Consent Solicitation Statement dated March 13, 2012 (as may be amended or supplemented from time to time) and the accompanying consent letter.

The foregoing description of the Proposed COC Amendment and the Supplemental Indenture is not complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events.

On April 30, 2012,  Great Wolf Resorts, Inc., issued a joint press release in connection with its solicitation of consents.

A copy of the press release is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of April 30, 2012 by and among, the Issuers, the guarantors named therein and U.S. Bank National Association, as trustee.

99.1	Joint Press Release, issued April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

By:	/s/ James A. Calder
Name:	James A. Calder
Title:	Chief Financial Officer

Date: April 30, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of April 30, 2012 by and among, the Issuers, the guarantors named therein and U.S. Bank National Association, as trustee.

99.1	Joint Press Release, issued April 30, 2012.